UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2012, Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation (the “Company”) received a drawdown of $2.1 million (the “Advance”) pursuant to the $25 million Facility Agreement, dated as of November 28, 2011 and as amended as of May 21, 2012 (as amended, the “Facility Agreement”), with Standard Chartered Bank, as lender, and the Company, as guarantor. FEEB intends to use the proceeds of the Advance to fund certain expenses under the Facility Agreement and for general corporate purposes. After giving effect to the Advance, borrowings under the Facility Agreement will have an outstanding principal amount of $25 million with accrued and unpaid interest of $0.5 million. All terms and conditions under the Facility Agreement, including the applicable interest rate, remain unchanged.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement attached as Exhibit 10.1 to the Form 8-K filed on December 2, 2011, and the amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on May 25, 2012, which are incorporated by reference herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Name:	Bruce N. Huff
Title:	Chief Financial Officer

3